SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2005

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement

On June 8, 2005, we executed a Secured Promissory Note with Astrophysics, Inc., pursuant to our obligation set forth in the Letter of Intent dated May 27, 2005, between Global ePoint and Astrophysics, to loan Astrophysics up to $4.5 million, based on its working capital needs. We advanced $500,000 of the loan immediately following execution and delivery of the Note. All advances to Astrophysics under the Note will bear interest at the rate of ten percent (10%) per annum. The loans must be repaid upon the earlier to occur of (i) the execution by Astrophysics of a letter of intent relating to the sale of the assets of Astrophysics to, or the merger of Astrophysics with, a person other than Global ePoint, Inc., (ii) the thirtieth day following the termination of the letter of intent, or definitive agreements, if executed, between Astrophysics and Global ePoint (unless the termination is due to the failure of Global ePoint to use commercially reasonable efforts to execute definitive agreements or to close the transaction, respectively) or (iii) November 30, 2005.

In connection with the execution of the Note, we entered into a Security Agreement with Astrophysics that secures its obligations under the Note by granting us a second priority lien on all of the assets of Astrophysics. We also entered into a Subordination Agreement with Astrophysics and the first lien holder, Mr. John Pan, pursuant to which we acknowledged and agreed to certain rights and preferences in favor of Mr. Pan as the first lien holder on the assets of Astrophysics. Unless the amounts due to Mr. Pan have been accelerated or fully repaid, the Subordination Agreement limits our ability to collect on amounts due under the Note unless we provide Mr. Pan with at least 5 days notice.

The foregoing description of the above-referenced transaction is qualified in its entirety by reference to the Note, Security Agreement, and Subordination Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and all of which are incorporated herein by reference.

Subject to the completion of definitive agreements to acquire Astrophysics, as further described in the Letter of Intent filed with the Securities and Exchange Commission on June 3, 2005, we intend to file with the Securities and Exchange Commission a proxy statement, and other relevant documents in connection with the proposed acquisition. Investors and security holders are advised to read the proxy statement regarding the proposed acquisition, if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, if and when available, and other documents filed by us at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may be obtained, if and when available, from us by directing such request to Global ePoint, Inc. 339 S. Cheryl Lane, City of Industry, California 91789, Attention: Investor Relations. A description of any interests that our directors and executive officers have in the proposed acquisition is provided above and will be will be available in the proxy statement.

Item 2.03	Creation of a Direct Financial Obligation

On June 8, 2005, we entered into a Secured Promissory Note, Security Agreement, and Subordination Agreement with Astrophysics, Inc., in connection with our obligation to loan Astrophysics up to $4.5 million, based on its working capital needs, as more fully described in Item 1.01, above.

Item 9.01	Financial Statements and Exhibits

(c)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing

10.1	Secured Promissory Note	Filed electronically herewith

10.2	Security Agreement	Filed electronically herewith

10.3	Subordination Agreement	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2005	GLOBAL EPOINT, INC.

/s/ Toresa Lou
Toresa Lou,
Chief Executive Officer